UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

January 3, 2006

BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	0001260793	56-2356626
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Boston Capital Corporation
One Boston Place, Suite 2100
Boston, MA 02108-4406

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:  (617) 624-8900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

As reported in the Current Report on Form 8-K filed on September 21, 2005 by Boston Capital Real Estate Investment Trust, Inc. (the “Company”), on September 15, 2005, the Company acquired an interest in an existing multifamily apartment community consisting of 229 units in Plano, Texas known as the Preston at Willow Bend Apartments.  To fund a portion of the purchase price, the Company contributed $5,556,347.50 to BC Broadstone Preston, LP, a joint venture in which the Company owns a controlling partnership interest.  The Company borrowed this amount from Wachovia Bank, National Association (“Wachovia”) through the Company’s wholly-owned subsidiary, ALLTX, LLC (“ALLTX”) and pursuant to that certain Loan Agreement, dated September 15, 2005, between ALLTX and Wachovia (the “Loan Agreement”), which was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on September 21, 2005.  On December 28, 2005, ALLTX entered into a Loan Extension Agreement (the “Extension Agreement”) with Wachovia, which extends the maturity date (the “Maturity Date”) set forth in the Loan Agreement from January 1, 2006 to July 3, 2006.   ALLTX has agreed to pay Wachovia a fee of $23,280 in connection with the extension of the Maturity Date.  Provided no default or event of default shall then be in existence under the Loan Agreement, Wachovia shall extend the Maturity Date for an additional period through January 1, 2007, upon the satisfaction of the following conditions: (i) payment by ALLTX of an extension fee equal to 42 basis points of the outstanding balance of the loan as of July 3, 2006; and (ii) ALLTX provides written notice to Wachovia of its request for an extension of the Maturity Date no later than June 3, 2006.  The remaining terms and conditions of the Loan Agreement remain unchanged.

A copy of the Extension Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description of Exhibit

10.1	Loan Extension Agreement, dated as of December 28, between Wachovia Bank, National Association and ALLTX, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this joint report to be signed on their behalf by the undersigned hereunto duly authorized.

Dated: January 3, 2006	BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.

	By:	/s/ Marc N. Teal
	Name:	Marc N. Teal
	Title:	Chief Financial Officer